EXHIBIT 99.1

Bill Barrett Corporation to Present at Credit Suisse First Boston 2005 Energy Summit

Denver, CO. January 31, 2005 – Bill Barrett Corporation (NYSE: BBG) today announced its participation in Credit Suisse First Boston’s annual Energy Summit in Vail, Colorado on January 31-February 4, 2005. Company President Fred Barrett will present to the conference on Wednesday, February 2 at 9:30 MST. Mr. Barrett’s presentation will be webcast live with both audio and user controlled slides at 9:30 a.m. MST on the Company’s site at http://www.billbarrettcorp.com; the presentation will be available on a delayed basis through March 2, 2005. The material that Mr. Barrett will present will be available on the Company’s website prior to the presentation as well.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops oil and natural gas in the Rocky Mountain region of the United States. The Company has projects in nine basins in the Rocky Mountains. Additional information about Bill Barrett Corporation can be found on its web site www.billbarrettcorp.com.

Forward-Looking Statements

This press release and certain statements in the webcast presentation are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what we believe are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission www.sec.gov.